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                                                                   Exhibit 25(1)
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b) (2) . . .[ ]

                             ---------------------

                              THE BANK OF NEW YORK
              (Exact Name of Trustee as Specified in its Charter)

              NEW YORK                                    13-5160382

(State of Incorporation                                (I.R.S. Employer
if not a National Bank)                                Identification No.)

48 WALL STREET, NEW YORK, N.Y.                               10286

(Address of Principal Executive Offices)                   (Zip Code)


                             ---------------------

                            TEXON INTERNATIONAL plc
              (Exact Name of Obligor as Specified in its Charter)

            ENGLAND AND WALES                                NONE

(State or other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

             100 ROSS WALK
             LEICESTER, U.K.
                LE4 5BX

(Address of Principal Executive Offices)                  (Zip Code)

                              ------------------
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                      10% SERIES A SENIOR NOTES DUE 2008
                      (TITLE OF THE INDENTURE SECURITIES)

                                       2
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1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:
     -------------------

     (a) Name and address of each examining or supervising authority to which it is subject.

     ---------------------------------------------------------------------------
                      Name                              Address
     ---------------------------------------------------------------------------

     Superintendent of Banks of the                2 Rector Street,
        State of New York                          New York, NY  10006 and
                                                   Albany, NY  12203

     Federal Reserve Bank of New York              33 Liberty Plaza, New
                                                   York, NY  10045

     Federal Deposit Insurance Corporation         Washington, D.C.  20549

     New York Clearing House                       New York, New York
        Association

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.
     -------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

16.  LIST OF EXHIBITS.
     ----------------

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

          1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1, filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

          4. A copy of the existing By-Laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

                                       3
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          6.   The consent of the Trustee required by section 321(b) of the Act.

          7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                     NOTE

     Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to based a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 19th day of May, 1998.

                                    THE BANK OF NEW YORK


                                    By   /s/ Ming J. Shiang
                                      -------------------------------
                                         Assistant Vice President

                                       4
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                                                                       Exhibit 6


                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of 10% Series A Senior Notes due 2008 by Texon International plc, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    THE BANK OF NEW YORK



                                    By   /s/ Ming J. Shiang
                                       ----------------------------
                                         Assistant Vice President


Dated:  May 19, 1998

                                       5
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a member of the Federal Reserve System, at the close of business December 31,
1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                           Dollar Amount
ASSETS                                      in Thousands
Cash and balances due from depo-
        sitory institutions:
        Noninterest-bearing balances and
        currency and coin..................  $ 5,742,986
        Interest-bearing balances.........     1,342,769
Securities:
        Held-to-maturity securities.......     1,099,736
        Available-for-sale securities.....     3,882,686
Federal funds sold and Securities
        purchased under agreements to
             resell.......................     2,568,530
Loans and lease financing
 receivables:
 Loans and leases, net of unearned
   income...............35,019,608
 LESS:  Allowance for loan and
   lease losses............627,350
 LESS:  Allocated transfer risk
   reserve................................             0
 Loans and leases, net of unearned
   income, allowance, and reserve.........    34,392,258
Assets held in trading accounts...........     2,521,451
 Premises and fixed assets (including)
   capitalized leases)....................       659,209
 Other real estate owned..................        11,992
 Investments in unconsolidated sub-
   sidiaries and associated
   companies..............................       225,253
 Customers liability to this bank on
   acceptances outstanding................     1,187,449
 Intangible assets........................       781,684
                 Other assets.............     1,736,574
                                             -----------
 Total assets.............................   $56,153,587
                                             ===========

LIABILITIES
Deposits:
 In domestic offices......................   $27,031,362
 Noninterest-bearing...    11,899,507
 Interest-bearing......    15,131,855
 In foreign offices.  Edge and
 Agreement subsidiaries, and IBFs             13,794,449

                                       6
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 Noninterest-bearing...       590,999
 Interest-bearing......    13,203,450
Federal funds purchased and Securi-
 ties sold under agreements to re-
 purchase.................................     2,238,881
Demand notes issued to the U.S.
 Treasury.................................       173,851
Trading liabilities.......................     1,695,216
Other borrowed money:
 With remaining maturity of one
 year or less.............................     1,905,330
With remaining maturity of more
 than one year through three years........             0
With remaining maturity of more
 than three years.........................        25,664
Bank's liability on acceptances exe-
 cuted and outstanding....................     1,195,923
Subordinated notes and debentures              1,012,940
Other liabilities.........................     2,018,950
                                             -----------
Total liabilities.........................    51,192,576
                                             ===========

EQUITY CAPITAL
Common stock..............................     1,135,284
Surplus...................................       731,319
Undivided profits and capital
 reserves.................................     3,093,726
Net unrealized holding gains
 (losses) on available-for-sale se-
 curities.................................        36,866
Cumulative foreign currency transla-
 tion adjustments.........................       (36,184)
                                             -----------
Total equity capital......................     4,961,011
                                             -----------
Total liabilities and equity capital......   $56,153,587
                                             ===========

  I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                              Robert E.  Keilman

  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                       7
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Thomas A.  Renyi  }
Alan R. Griffith  }  Directors
J. Carter Baco    }

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